UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

MULTIMEDIA GAMES HOLDING COMPANY, INC.

(Exact name of Registrant as specified in its charter)

000-28318

(Commission File Number)

Texas	74-2611034

(State or other jurisdiction	(IRS Employer

of incorporation)	Identification No.)

206 Wild Basin Road South, Building B Austin, Texas	78746

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Settlement of Certain Litigation

As previously disclosed on page 63 of the definitive proxy statement dated October 22, 2014 (the “Definitive Proxy Statement”) under the heading “Litigation Relating to the Merger”, certain actions were filed by putative shareholders of Multimedia Games Holding Company, Inc. (“Multimedia Games”) in the United States District Court for the Western District of Texas (the “Texas Federal Action”) and the District Court of Travis County, Texas (the “Texas State Court Action”). In both the Texas Federal Action and the Texas State Court Action, plaintiffs allege that Multimedia Games’ directors breached their fiduciary duties to Multimedia Games and/or its shareholders because, among other things, the proposed merger in which Global Cash Access Holdings, Inc. (“GCA”) will acquire Multimedia Games allegedly involves an unfair price, an inadequate sales process, self-dealing and unreasonable deal protection devices. The complaints further allege that GCA and Movie Merger Sub, Inc. aided and abetted those purported breaches of fiduciary duty.

On November 20, 2014, the defendants in the Texas Federal Action reached an agreement in principle with the plaintiffs in the Texas Federal Action regarding settlement of all claims asserted on behalf of the alleged class of Multimedia Games stockholders and on behalf of Multimedia Games, and that agreement is reflected in a memorandum of understanding. In connection with the settlement contemplated by the memorandum of understanding, Multimedia Games agreed to make certain additional disclosures related to the proposed transaction with GCA, which are contained in this Form 8-K. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement.

The stipulation of settlement will be subject to customary conditions, including court approval. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the United States District Court for the Western District of Texas will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is approved by the court in the form contemplated by the parties, it will resolve and release all claims in the Texas Federal Action that were or could have been brought challenging any aspect of the proposed transaction, the Agreement and Plan of Merger, dated as of September 8, 2014 by and among Multimedia Games, GCA and Movie Merger Sub, Inc., and any disclosure made in connection therewith, including in the Definitive Proxy Statement, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the defendants in the Texas Federal Action agreed not to oppose an application by plaintiffs in the Texas Federal Action for an attorneys’ fee award from the United States District Court for the Western District of Texas of up to $310,000, with such fee award to be paid by GCA. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the United States District Court for the Western District of Texas will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

The Texas State Court Action remains pending.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain outstanding shareholder suits as described in this Form 8-K, Multimedia Games and GCA have agreed to make these supplemental disclosures to the Definitive Proxy Statement dated October 22, 2014. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Multimedia Games and GCA make the following amended and supplemental disclosures:

The section of the Definitive Proxy Statement entitled “Proposal 1: Approval of the Merger Agreement—Background of the Merger” is amended and supplemented as follows:

The following sentence is added immediately after the fourth sentence of the third paragraph beginning on page 36 of the Definitive Proxy Statement:

Our board of directors decided not to contact Banker 1 in connection with this process because Multimedia Games’ relationship contact at Banker 1 had retired.

The following sentence is added immediately after the second sentence of the ultimate paragraph beginning on page 37 of the Definitive Proxy Statement:

Our board of directors next discussed GCA’s strong relationship with our largest customer, the Chickasaw Nation.

The first sentence of the first paragraph beginning on page 38 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Later that same day we received a revised non-binding indication of interest from Bidder D, pursuant to which Bidder D proposed to acquire all the outstanding shares of our common stock at a cash price of $31.00 per share plus additional consideration of up to $5.00 per share contingent on Multimedia Games’ achievement of certain operating income targets based on the twelve months prior to consummation of the transaction, with the initial such target being realized with an operating income of greater than $64,000,000 and the final such target being realized with an operating income of greater than $75,700,000.

The following clause is added immediately after the words “a ticking fee, which would increase the per share consideration” in the penultimate sentence of the third paragraph beginning on page 39 of the Definitive Proxy Statement:

by a predetermined daily amount

The following clause is added immediately after the words “if the closing was delayed” in the penultimate sentence of the third paragraph beginning on page 39 of the Definitive Proxy Statement:

beyond February 15, 2015

The following clause is added at the end of the second sentence of the second paragraph beginning on page 40 of the Definitive Proxy Statement:

, including, among other things, equity financing and financial sponsor guarantee provisions.

The word “ultimately” in the last sentence of the second paragraph beginning on page 40 of the Definitive Proxy Statement is replaced with the following:

later that day

The following sentence is added immediately after the last sentence of the second paragraph beginning on page 40 of the Definitive Proxy Statement:

Our board of directors determined that it was unwilling to grant exclusivity to Bidder D or agree to reimburse Bidder D’s expenses due to the ongoing negotiations with GCA.

The following sentence is added immediately after the first sentence of the first paragraph beginning on page 41 of the Definitive Proxy Statement:

Mr. Ramsey and Mr. Chary did not discuss whether or when they might resume negotiations.

The word “on” in the first sentence of the sixth paragraph beginning on page 41 of the Definitive Proxy Statement is replaced with the word “by”.

The following clause is added immediately before the end of the first sentence of the sixth paragraph beginning on page 41 of the Definitive Proxy Statement:

—a deadline intended to strategically assist us achieve optimal transaction terms.

The following clause is added immediately after the words “and the remaining open issues” in the second sentence of the first paragraph beginning on page 42 of the Definitive Proxy Statement:

, including, among other things, certain financing provisions, certain representations and warranties of the company, certain proxy and approval-related covenants, certain non-solicitation provisions and certain termination provisions,

The second paragraph beginning on page 42 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

On September 7, 2014, Multimedia Games’ Regulatory Compliance Committee, consisting of Dennis Neilander, Punam Mathur and board member Stephen Greathouse, which our board of directors has charged with evaluating and providing non-binding recommendations with respect to situations arising in the course of Multimedia Games’ business that might adversely affect our objectives with respect to gaming compliance and ensuring our goals of avoiding unsuitable situations and entering into relationships exclusively with suitable persons, met to review the terms of the merger agreement and formulate a recommendation on the suitability of GCA and the merger from a regulatory standpoint under the Multimedia Games Regulatory Compliance Program. Mr. Neilander and Ms. Mathur do not own any Multimedia Games stock and do not have any contractual interests in the merger.

The section of the Definitive Proxy Statement entitled “Proposal 1: Approval of the Merger Agreement—Opinion of Multimedia Games’ Financial Advisor” is amended and supplemented as follows:

The table at the top of page 53 of the Definitive Proxy Statement is replaced, in its entirety with the following:

	Bally Technologies, Inc.	International Game Technology	Scientific Games Corporation	Selected Companies Range	Selected Companies Mean	Selected Companies Median
Enterprise Value / 2014E EBITDA	8.7x	7.3x	8.4x	7.3x – 8.7x	8.1x	8.4x
Enterprise Value / 2015E EBITDA	8.7x	6.9x	8.3x	6.9x – 8.7x	7.9x	8.3x
Price / 2014E EPS	13.4x	12.2x	NM	12.2x – 13.4x	12.8x	12.8x
Price / 2015E EPS	11.7x	10.9x	NM	10.9x – 11.7x	11.3x	11.3x

The following sentence and the table that follows are added immediately after the last sentence of the second paragraph beginning on page 53 of the Definitive Proxy Statement:

Wells Fargo Securities calculated and compared the financial multiples for the selected companies based on public filings and Wall Street research for the selected companies as well as common stock closing prices for the selected companies on September 5, 2014. The following table presents the results of these analyses:

	Ainsworth Game Technology Ltd.	Aristocrat Leisure Ltd.	GTECH S.p.A.	Selected Companies Range	Selected Companies Mean	Selected Companies Median
Enterprise Value / 2014E EBITDA	11.4x	15.8x	5.6x	5.6x – 15.8x	10.9x	11.4x
Enterprise Value / 2015E EBITDA	10.1x	8.3x	5.4x	5.4x – 10.1x	7.9x	8.3x
Price / 2014E EPS	17.7x	26.1x	12.2x	12.2x – 26.1x	18.7x	17.7x
Price / 2015E EPS	15.7x	19.8x	11.1x	11.1x – 19.8x	15.5x	15.7x

*For each selected company, all EBITDA and EPS metrics were calculated based on a September 30, 2014 year-end.

The clause “, resulting in a range of multiples of 6.6x to 16.0x” is removed from the first bullet point under the first paragraph beginning on page 54 of the Definitive Proxy Statement.

The clause “, resulting in a range of multiples of 16.9x to 31.8x” is removed from the second bullet point under the first paragraph beginning on page 54 of the Definitive Proxy Statement.

The following sentence and the table that follows are added after the first sentence of the first paragraph beginning on page 54 of the Definitive Proxy Statement:

The following table presents the results of these analyses and the resulting implied equity values per share of Multimedia Games common stock:

Target / Acquiror	Firm Value LTM EBITDA	Implied Per Share Price	Purchase Price LTM EPS	Implied Per Share Price
Bally Technologies, Inc. / Scientific Games Corporation	11.2x1 / 10.5x2	43.801 / $41.30[2]	20.5x	$24.76
International Game Technology / GTECH S.p.A.	9.1x	$36.39	16.9x	$20.51
Video Gaming Technologies, Inc. / Aristocrat Leisure Limited	8.2x3 / 7.0x4	$33.103 / $28.84[4]	18.0x5	$21.79
American Gaming Systems, LLC / AP Gaming I, LLC	7.5x	$30.63	N/A	N/A
SHFL entertainment, Inc. / Bally Technologies, Inc.	16.0x	$60.91	31.8x	$38.23
WMS Industries Inc. / Scientific Games Corporation	6.6x	$27.33	21.0x	$25.34

___________________

1     Excludes all synergies related to the Scientific Games Corporation/Bally Technologies, Inc. transaction as well as $30.1 million of unrealized synergies from the Bally Technologies, Inc./SHFL entertainment, Inc. transaction.

2     Includes $30.1 million of unrealized synergies from the Bally Technologies, Inc./SHFL entertainment, Inc. transaction, but excludes all synergies related to the Scientific Games Corporation/Bally Technologies, Inc. transaction.

3     Excludes tax benefits.

4     Includes tax benefits.

5      Assumes a 40% tax rate and no interest on LTM 12/31/2013 EBIT of $119 million and no net debt.

The words “of 12.43%” are added immediately after the clause “Multimedia Games’ weighted average cost of capital” in the fifth sentence of the second paragraph beginning on page 54 of the Definitive Proxy Statement.

The first full sentence at the top of page 55 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

These calculations resulted in a range of implied equity values per share of Multimedia Games common stock of $36.48 to $41.45, $35.31 to $40.07 and $34.19 to $38.77 using the discount rates of 11.5%, 12.5% and 13.5%, respectively, and the range of terminal value EBITDA multiples. In particular, the above calculations made using the terminal value EBITDA multiple of 7.5x resulted in a range of $1.108 billion to $1.030 billion for the implied enterprise value of Multimedia Games, $1.221 billion to $1.142 billion for the total implied equity value of Multimedia Games and $38.66 to $36.19 for the implied equity values per share of Multimedia Games common stock.

The following sentence is added immediately after the second sentence of the first paragraph beginning on page 55 of the Definitive Proxy Statement:

The above analyses resulted in:

●

a range of implied perpetuity growth rates of 4.7% to 5.7%, 5.6% to 6.7% and 6.5% to 7.6% using the discount rates of 11.5%, 12.5% and 13.5%, respectively, and the range of terminal value EBITDA multiples;

●

a range of terminal values as a percentage of the enterprise value of Multimedia Games of 79.5% to 82.2%, 79.2% to 82.0% and 78.9% to 81.7% using the discount rates of 11.5%, 12.5% and 13.5%, respectively, and the range of terminal value EBITDA multiples; and

●

a range of implied enterprise values as a multiple of estimated 2014 EBITDA of 9.03x to 10.43x, 8.70x to 10.04x and 8.39x to 9.68x using the discount rates of 11.5%, 12.5% and 13.5%, respectively, and the range of terminal value EBITDA multiples.

The words “a portion” and “the principal portion” in the second sentence of the fourth paragraph beginning on page 55 of the Definitive Proxy Statement are replaced by the words “$3.0 million” and “$7.4 million”, respectively.

The following sentence is added immediately after the second sentence of the fifth paragraph beginning on page 55 of the Definitive Proxy Statement:

During the two-year period ended September 8, 2014, Wells Fargo Securities received compensation for investment banking services provided to Multimedia Games and its affiliates of approximately $150,000.

The section of the Definitive Proxy Statement entitled “Proposal 1: Approval of the Merger Agreement—Certain Projections Prepared by the Management of Multimedia Games” is amended and supplemented as follows:

The following three rows are added immediately after the last row of the first table on page 61 of the Definitive Proxy Statement:

EBIT	$60,298	$75,668	$88,579	$100,483	$113,612	$133,779
Capital Expenditures	$38,144	$38,426	$38,800	$40,450	$40,300	$41,400
EBITDA % Margin	53%	55%	56%	54%	54%	54%

The following sentence and the table that follows are added immediately before the third paragraph beginning on page 61 of the Definitive Proxy Statement:

The projected after-tax unlevered free cash flows for Multimedia Games, which is Multimedia Games’ projected EBITDA, minus taxes (per Company management), minus its projected capital expenditures and minus the projected increase in net working capital (extrapolated based on such projected increase in net working capital in 2014), was calculated for the fiscal years 2015 through 2019 using the internal financial projections for Multimedia Games as follows:

	Year Ended September 30,
	2015E	2016E	2017E	2018E	2019E
EBITDA	$131.7	$148.2	$161.1	$175.2	$195.4
Less: Taxes	$27.4	$32.7	$37.2	$42.2	$49.8
Less: Capital Expenditures[1]	$70.2	552.8	$51.9	$71.8	$58.7
Less: Increase in Net Working Capital	44.3	41.9	42.7	42.4	43.3
Unlevered Free Cash Flows	$29.7	$60.8	$69.3	$58.9	$83.5

1 Includes capitalized research and development plus placement fees paid to its customers under development agreements, net of the amount repaid to Multimedia Games under customer development agreements.

Additional Information

This communication is being made in respect of the proposed transaction involving Global Cash Access Holdings, Inc. (“GCA”) and Multimedia Games Holding Company, Inc. (“Multimedia Games”). On October 22, 2014 Multimedia Games filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed transaction with GCA. The proxy statement was first mailed to the shareholders of Multimedia Games on October 22, 2014. Multimedia Games also intends to file with the SEC other documents regarding the proposed transaction. MULTIMEDIA GAMES’ SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (if and when they become available), and any other documents filed by Multimedia Games with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Multimedia Games will be able to obtain free copies of the proxy statement from Multimedia Games by contacting Investor Relations by mail at Attn: Investor Relations, Multimedia Games, 206 Wild Basin Road, Building B, Fourth Floor, Austin, TX 78746.

Participants in the Solicitation

GCA and Multimedia Games and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about GCA’s directors and executive officers is included in GCA’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 11, 2014 and the proxy statement for GCA’s 2014 annual meeting of stockholders filed with the SEC on April 8, 2014. Information about Multimedia Games’ directors and executive officers is included in Multimedia Games’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 14, 2013 and in the proxy statement for Multimedia Games’ 2014 annual meeting of shareholders filed with the SEC on January 10, 2014. Additional information regarding these persons and their interests in the merger will be included in the definitive proxy statement relating to the proposed merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Throughout this document pertaining to the merger transaction between GCA and Multimedia Games, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, GCA or Multimedia Games or their respective businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of Multimedia Games to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of GCA and Multimedia Games to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of GCA and/or Multimedia Games; (5) the ability of GCA and Multimedia Games to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by GCA to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in GCA’s and Multimedia Games’ most recent Annual Reports on Form 10-K, and GCA’s and Multimedia Games’ more recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. GCA and Multimedia Games can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither GCA nor Multimedia Games undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. GCA and Multimedia Games do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multimedia Games Holding Company, Inc.

Dated: November 21, 2014	By:	/s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Chief Compliance Officer